EXHIBIT 4.1

THIS NOTE AND THE UNDERLYING SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND MAY NOT BE TRANSFERRED UNTIL (i) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) SHALL HAVE BECOME EFFECTIVE WITH RESPECT THERETO OR (ii) RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER NOR IS IN VIOLATION OF ANY APPLICABLE STATE SECURITIES LAWS. THIS LEGEND SHALL BE ENDORSED UPON ANY NOTE ISSUED IN EXCHANGE FOR THIS NOTE.

ALFACELL CORPORATION

5% Senior Secured Convertible Promissory Note

$___________	October __, 2009

FOR VALUE RECEIVED, ALFACELL CORPORATION, a Delaware corporation (the “Company”) with its principal executive office at 300 Atrium Drive, Somerset, New Jersey 08873, promises to pay to the order of _______________________ (the “Payee” or the “holder of this Note”) or registered assigns, the principal amount of _______________ ($__________) Dollars (the “Principal Amount”), together with interest on such Principal Amount, on the earlier of (i) October 19, 2012 (the “Maturity Date”); (ii) the closing of a public or private offering of the Company’s debt or equity securities subsequent to the date this Note was originally issued (the “Issue Date”) resulting in gross proceeds of at least $8,125,000 in one or a series of transactions; provided however, this provision shall not apply to a transaction involving a stockholder who holds 5% or more of the Company’s outstanding capital stock as of the Issue Date; or (iii) on demand of Payee, upon (x) the consummation by the Company of a merger or combination in which the stockholders of the Company immediately prior to such merger or combination, hold less than 50% of the voting power of the surviving entity immediately thereafter, (y) the sale by the Company of substantially all of its assets; or (z) the acquisition by a single entity, person or group, including any “Person” within the meaning of Section 13(d)(3) of the Securities and Exchange Act of 1934, as amended, of 50% or more of the voting power of the Company.  Interest on this Senior Secured Convertible Promissory Note (this “Note”) shall accrue on the Principal Amount outstanding from time to time at a rate per annum computed in accordance with Section 1 hereof.  This Note may not be prepaid without the prior written consent of the Payee from the date hereof until the one (1) year anniversary of the Issue Date; provided however, the foregoing sentence shall not apply to any mandatory prepayment required pursuant to the terms of this Note.  At any time from and after the one (1) year anniversary of the Issue Date, the Company may prepay this Note, without premium or penalty, in whole or in part, with accrued interest to the date of such prepayment on the amount prepaid.  Before the Company shall be permitted to prepay this Note, the Company shall provide thirty (30) days prior notice to the Payee of its intent to make a prepayment, which notice shall state the date of prepayment (the “Prepayment Date”).  The Payee shall have the option at any time prior to the

Prepayment Date to elect to convert this Note pursuant to Section 4 below. Accrued and unpaid interest shall commence on the date hereof and be payable (i) upon maturity (whether at the Maturity Date, by acceleration or otherwise) and (ii) after maturity until paid in full (after as well as before judgment), on demand.  All computations of interest hereunder shall be made based on the actual number of days elapsed in a year of 365 days (including the first day but excluding the last day during which any such Principal Amount is outstanding).  All payments by the Company hereunder shall be applied first to pay any interest which is due, but unpaid, and then to reduce the Principal Amount.  Interest may be payable in cash, shares of the Company’s common stock or a combination of both, at the option of the holder of this Note. If shares of the Company’s common stock are used to pay interest, such shares shall be valued at their market value at the time of issuance in accordance with the provisions of Section 4E(viii) hereof.

Each payment by the Company pursuant to this Note shall be made without set-off or counterclaim and in immediately available funds.  The Company (i) waives presentment, demand, protest or notice of any kind in connection with this Note and (ii) agrees to pay to the holder of this Note, on demand, all costs and expenses (including reasonable and documented legal fees and expenses) incurred in connection with the enforcement and collection of this Note.

This Note, together with other identical notes in the aggregate principal amount of up to $3,250,000 (the “Notes”), has been issued to Payee and other holders of the Notes (the “Holders”) in connection with a private placement (the “Private Placement”) of the Notes.  This Note has been issued pursuant to a Securities Purchase Agreement (the “Securities Purchase Agreement”) entered into between the Company and the Payee, and is secured by a Security Agreement dated as of October 19, 2009 (the “Security Agreement”) among the Company, James McCash, as agent (“Agent”) for the Holders, and the parties named therein covering certain collateral (the “Collateral”), all as more particularly described and provided therein, and is entitled to the benefits thereof.  The Security Agreement and any and all other documents executed and delivered by the Company to Agent under which the Agent or the Holders are granted liens on assets of the Company in connection with the transactions contemplated by the Securities Purchase Agreement are collectively referred to as the “Security Documents.”

1.

Computation of Interest.

A.

Base Interest Rate. Subject to Sections 1B and 1C below, the outstanding Principal Amount shall bear interest at the rate of five (5%) percent per annum.

B.

Penalty Interest. Upon the occurrence and during the continuance of an Event of Default (as defined below), the rate of interest applicable to the unpaid Principal Amount shall be adjusted to seven (7%) percent per annum; provided, that during the continuance of an Event of Default referred to in Section 3(ii) below, the rate of interest applicable to the unpaid Principal Amount shall be adjusted to fifteen (15%) percent per annum; and provided further that in no event shall the interest rate exceed the Maximum Rate provided in Section 1C below.

C.

Maximum Rate. In the event that it is determined that, under the laws relating to usury applicable to the Company or the indebtedness evidenced by this Note (“Applicable Usury Laws”), the interest charges and fees payable by the Company in connection herewith or in connection with any other document or instrument executed and delivered in connection herewith cause the effective interest rate applicable to the indebtedness evidenced by this Note to exceed the maximum rate allowed by law (the “Maximum Rate”), then such interest shall be recalculated for the period in question and any excess over the Maximum Rate paid with respect to such period shall be credited, without further agreement or notice, to the Principal Amount outstanding hereunder to reduce said balance by such amount with the same force and effect as though the Company had specifically designated such extra sums to be so applied to principal and the Payee had agreed to accept such extra payment(s) as a premium-free prepayment. All such deemed prepayments shall be applied to the principal balance payable at maturity. In no event shall any agreed-to or actual exaction as consideration for this Note exceed the limits imposed or provided by Applicable Usury Laws in the jurisdiction in which the Company is resident applicable to the use or detention of money or to forbearance in seeking its collection in the jurisdiction in which the Company is resident.

2.

Covenants of Company.

A.

Affirmative Covenants. The Company covenants and agrees that, so long as this Note shall be outstanding, unless it has otherwise obtained the prior written consent of Holders of not less than 50% of the outstanding Principal Amount of the Notes (the “Required Holders”), it will perform the obligations set forth in this Section 2A:

(i)

Taxes and Levies. The Company (and each of its subsidiaries) will promptly pay and discharge all taxes, assessments, and governmental charges or levies imposed upon the Company or upon its income and profits, or upon any of its property, before the same shall become delinquent, as well as all claims for labor, materials and supplies which, if unpaid, might become a lien or charge upon such properties or any part thereof; provided, however, that the Company shall not be required to pay and discharge any such tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings and the Company shall set aside on its books adequate reserves in accordance with generally accepted accounting principles (“GAAP”) with respect to any such tax, assessment, charge, levy or claim so contested;

(ii)

Maintenance of Existence. The Company (and each of its subsidiaries) will do or cause to be done all things reasonably necessary to preserve and keep in full force and effect its corporate existence, rights and franchises and comply with all laws applicable to the Company, except where the failure to comply would not have a material adverse effect on the Company;

(iii)

Maintenance of Property. The Company (and each of its subsidiaries) will at all times reasonably maintain, preserve, protect and keep its property used or useful in the conduct of its business in good repair, working order and condition (ordinary wear and tear excepted), and from time to time make all needful and proper repairs, renewals, replacements and improvements thereto as shall be reasonably required in the conduct of its business;

(iv)

Insurance. The Company (and each of its subsidiaries) will, to the extent necessary for the operation of its business, keep adequately insured by financially sound reputable insurers, all property of a character usually insured by similar corporations and carry such other insurance as is usually carried by similar corporations;

(v)

Books and Records. The Company (and each of its subsidiaries) will at all times keep true and correct books, records and accounts reflecting all of its business affairs and transactions in accordance with GAAP. Such books and records shall be open at reasonable times and upon reasonable notice to the inspection of the Payee or its agents;

(vi)

Notice of Certain Events. The Company (and each of its subsidiaries) will give prompt written notice (with a description in reasonable detail) to the Payee of the occurrence of any Event of Default or any event which, with the giving of notice or the lapse of time, would constitute an Event of Default; and

(vii)

Stockholder Approval.  The Company shall (a) provide each stockholder entitled to vote at the next meeting of stockholders of the Company, which meeting shall occur on or before April 1, 2010 (the “Meeting Deadline”), a proxy statement, soliciting each stockholder’s affirmative vote at such meeting for approval of an increase in the number of authorized shares of common stock of the Company from 100,000,000 to at least 130,593,678 (such affirmative vote being referred to as the “Stockholder Approval”), (b) use its best efforts to obtain the Stockholder Approval no later than the Meeting Deadline, and (c) within 2 business days following receipt of the Stockholder Approval, cause an amendment to its Certificate of Incorporation reflecting the approved increase in the authorized shares of Common Stock (such amendment, the “Certificate of Amendment”) to be filed with the Secretary of State of the State of Delaware; provided that the above stated obligations shall be subject to and conditioned upon the Payee’s compliance with the covenants set forth in Section 5(c) of the Securities Purchase Agreement.

B.

Negative Covenants. The Company covenants and agrees that, so long as this Note shall be outstanding, unless it has otherwise obtained the prior written consent of the Required Holders, it will perform the obligations set forth in this Section 3B:

(i)

Liquidation, Dissolution. The Company will not (and will not permit any of its subsidiaries to) liquidate or dissolve, consolidate with, or merge into or with, any other corporation or other entity, except that any wholly-owned subsidiary may merge with another wholly-owned subsidiary or with the Company (so long as the Company is the surviving corporation and no Event of Default shall occur as a result thereof); provided, however, such prior written consent shall not be required in connection with the consummation of any merger or change of control transaction which results in prepayment of the Note pursuant to the terms of this Note;

(ii)

Sales of Assets. The Company will not (nor permit any of its subsidiaries with respect to their assets and properties), other than in the ordinary course of business, sell, transfer, lease or otherwise dispose of, or grant options, warrants or other rights with respect to, all or a substantial part of its properties or assets material to the Company’s business to any person or entity; provided, however, such prior written consent shall not be required in connection with licenses or other rights granted by the Company to a strategic partner, licensee or distributor as approved by the Board of Directors of the Company (the “Board of Directors”);

(iii)

Redemptions. The Company will not redeem or repurchase any outstanding equity and/or debt securities of the Company (or its subsidiaries), except for repurchases of unvested or restricted shares of Common Stock, at cost, from employees, consultants or members of the Board of Directors pursuant to repurchase options of the Company (1) currently outstanding or (2) hereafter entered into pursuant to a stock option plan or restricted stock plan approved by the Company’s Board of Directors;

(iv)

Indebtedness. The Company will hereafter not create, incur, assume or suffer to exist, contingently or otherwise, any indebtedness which is not expressly subordinate in all respects to the Notes, provided that this covenant shall not apply to accounts payable incurred by the Company in the ordinary course of business;

(v)

 Negative Pledge. Other than with respect to the Notes, the Company will not (nor will it permit its subsidiaries to) hereafter create, incur, assume or suffer to exist any mortgage, pledge, hypothecation, assignment, security interest, encumbrance, lien (statutory or other), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any financing lease) (each, a “Lien”) upon any of its property, revenues or assets, whether now owned or hereafter acquired, except:

(a)

Liens granted to secure indebtedness incurred (i) to finance the acquisition (whether by purchase or capitalized lease) of tangible assets or (ii) under equipment leases, but in each case, only on the assets acquired with the proceeds of such indebtedness;

(b)

Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

(c)

Liens of carriers, warehousemen, mechanics, materialmen and landlords incurred in the ordinary course of business for sums not overdue or being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

(d)

Liens incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds; and

(e)

judgment Liens in existence less than 30 days after notice of the entry thereof is forwarded to the Company or with respect to which execution has been stayed.

(vi)

Investments. The Company will not (and will not permit any of its subsidiaries to) purchase, own, invest in or otherwise acquire, directly or indirectly, any stock or other securities or make or permit to exist any investment or capital contribution or acquire any interest whatsoever in any other person or entity or permit to exist any loans or advances for such purposes except for investments in direct obligations of the United States of America or any agency thereof, obligations guaranteed by the United States of America and certificates of deposit or other obligations of any bank or trust company organized under the laws of the United States or any state thereof and having capital and surplus of at least $500,000,000.

(vii)

Transactions with Affiliates. The Company will not (and will not permit any of its subsidiaries to) enter into any transaction after the Issue Date, including, without limitation, the purchase, sale, lease or exchange of property, real or personal, the purchase or sale of any security, the borrowing or lending of any money, or the rendering of any service, with any person or entity affiliated with the Company or any of its subsidiaries (including officers, directors and shareholders owning three (3%) percent or more of the Company’s outstanding capital stock), except (a) pursuant to the Securities Purchase Agreement, (b) in the ordinary course of and pursuant to the reasonable requirements of its business and upon fair and reasonable terms not less favorable than would be obtained in a comparable arms-length transaction with any other person or entity not affiliated with the Company as determined by the Board of Directors in good faith and (c) as set as forth in Section 3(t) of the Disclosure Letter (as defined in the Securities Purchase Agreement).

(viii)

Dividends. The Company will not declare or pay any cash dividends or distributions on its outstanding capital stock.

(ix)

Proration of Payments.  The Company shall not make or permit any payment on account of principal or interest payable hereunder or any of the other Notes in excess of each Holder’s pro rate share of payments then due under the Notes.

3.

Events of Default.

If any of the following events shall occur for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation by law or otherwise) (each, an “Event of Default”):

(i)

Non-Payment of Obligations. The Company shall default in the payment of the principal of this Note as and when the same shall become due and payable (whether by acceleration or otherwise) or shall fail to pay accrued interest on this Note within five (5) business days of when the same shall become due and payable (whether by acceleration or otherwise);

(ii)

Stockholder Approval.  The Company shall default in the due observance or performance of any covenant set forth in Section 2A(vii), shall fail to obtain the Stockholder Approval by the Meeting Deadline, or shall fail to file the Charter Amendment with the Secretary of State of the State of Delaware within 2 business days following receipt of the Stockholder Approval; provided that any such default or failure shall be subject to and conditioned upon the Payee’s compliance with the covenants set forth in Section 5(c) of the Securities Purchase Agreement.

(iii)

Non-Performance of Affirmative Covenants. The Company shall default in the due observance or performance of any covenant set forth in Section 2A  (other than 2A(vii)), which default shall continue uncured for thirty (30) days;

(iv)

Non-Performance of Negative Covenants. The Company shall default in the due observance or performance of any covenant set forth in Section 2B;

(v)

Bankruptcy, Insolvency, Etc. The Company (or any of its subsidiaries) shall:

(a)

in any legal document admit in writing its inability to pay its debts as they become due;

(b)

 apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for the Company or any of its property, or make a general assignment for the benefit of creditors;

(c)

in the absence of such application, consent or acquiesce in, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for the Company or for any part of its property;

(d)

permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Company, and, if such case or proceeding is not commenced by the Company or converted to a voluntary case, such case or proceeding shall be consented to or acquiesced in by the Company or shall result in the entry of an order for relief; or

(e)

take any corporate or other action authorizing, or in furtherance of, any of the foregoing;

(vi)

Cross-Default. The Company shall default in the payment when due, including any applicable grace period, of any amount payable under any other obligation of the Company for money borrowed in excess of $25,000;

(vii)

Cross-Acceleration. Any other indebtedness for borrowed money of the Company (or any of its subsidiaries) in an aggregate principal amount exceeding $25,000 shall be duly declared to be or shall become due and payable prior to the stated maturity thereof or shall not be paid as and when the same becomes due and payable including any applicable grace period;

(viii)

Other Breaches, Defaults. The Company shall default or be in breach of any term or provision of the Notes, any other Transaction Document (as defined in the Securities Purchase Agreement) for a period of thirty (30) days, or any material representation or warranty made by the Company to the Payee in any Transaction Document shall be materially false or misleading; or

(ix)

Security Documents.  The Security Documents shall cease to create a valid and perfected Lien (subject to Permitted Liens) (as defined in the Security Agreement) in and to any material Collateral; then, and in any such event, the Required Holders shall, by notice to the Company, take or cause to be taken any or all of the following actions, without prejudice to the rights of any Holder to enforce its claims against the Company:  (1) declare the principal of and any accrued interest and all other amounts payable under this Note to be due and payable, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company, (2) proceed to enforce or cause to be enforced any remedies provided under the Security Agreement, and (3) exercise any other remedies available at law or in equity, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or other agreement contained in this Note; provided, that upon the occurrence of any Event of Default referred to in Section 3(v) then (without prejudice to the rights and remedies specified in clause (3) above) automatically, without notice, demand or any other act by any Holder, the principal of and any accrued interest and all other amounts payable under this Note shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company, anything contained in this Note to the contrary notwithstanding; and provided further that that upon acceleration of amounts due under this Note as a result of the occurrence of any Event of Default referred to in Section 3(ii), the Company shall be obligated to pay, and the Holder shall be entitled to receive, in full satisfaction and redemption of this Note, an amount equal to 200% of the outstanding principal of and accrued interest on this Note, anything contained in this Note to the contrary notwithstanding.  No remedy conferred in this Note upon any Holder is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereinafter existing at law or in equity or by statute or otherwise.

4.

Conversion of Note.

A.

Optional Conversion. The holder of this Note shall have the option, at any time and from time to time, prior to the date on which the Company makes payment in full of the Principal Amount of this Note in accordance herewith, all accrued interest thereon and all other amounts due and payable thereunder to convert all or any portion of the outstanding Principal Amount of this Note plus all accrued and unpaid interest thereon (such Principal Amount and accrued and unpaid interest to be so converted the “Conversion Amount”) into shares of common stock, par value $.001 per share (“Common Stock”), of the Company at an initial conversion price per share equal to $.15 per share (the “Conversion Price”), subject to adjustment as provided in subsection 4E below.  The shares of Common Stock issuable upon conversion of this Note at the Conversion Price are referred to herein as the “Conversion Shares.”

B.

Mandatory Conversion.  If at any time from and after the date hereof, the closing price of the Common Stock exceeds for each of any twenty (20) consecutive trading days following the date hereof (the “Mandatory Conversion Measuring Period”) $1.50, the Company shall have the right to require the holder of this Note to convert all, or any portion, of the outstanding Principal Amount of this Note plus all accrued and unpaid interest thereon into shares of Common Stock at a conversion price per share equal to the Conversion Price as of the Mandatory Conversion Date (as defined below) (a “Mandatory Conversion”).

C.

Mechanics of Conversion.

(i)

Before the holder of this Note shall be entitled to convert this Note into shares of Common Stock pursuant to Section 4A, such holder shall give written notice (“Optional Conversion Notice”) to the Company at its principal corporate office, of the election to convert the same and shall state therein the Conversion Amount and the name or names in which the certificate or certificates for shares of Common Stock are to be issued.  The Company shall, as soon as reasonably practicable thereafter, issue and deliver to Payee or to the nominee or nominees of Payee, a certificate or certificates for the number of shares of Common Stock to which the Holder shall be entitled as aforesaid.  Conversion shall be deemed to have been effected on the date when delivery of the Optional Conversion Notice and surrender of the Note to be converted is made (the “Optional Conversion Date”).

(ii)

The Company may exercise its right to Mandatory Conversion pursuant to Section 4B by delivering within not more than five (5) trading days following the end of any such Mandatory Conversion Measuring Period a written notice thereof to the holder of this Note (the “Mandatory Conversion Notice”). The Mandatory Conversion Notice shall state the trading day selected for the Mandatory Conversion in accordance herewith (the “Mandatory Conversion Date”) and Conversion Amount subject to Mandatory Conversion.  The holder of this Note shall within five (5) days thereafter deliver to the Company the name or names in which the certificate or certificates for shares of Common Stock are to be issued and shall surrender the Note to be converted.  The Company shall, as soon as reasonably practicable thereafter, issue and deliver to Payee or to the nominee or nominees of Payee, a certificate or certificates for the number of shares of Common Stock to which the Holder shall be entitled as aforesaid.

(iii)

All Common Stock which may be issued upon conversion of the Note will, upon issuance, be duly issued, fully paid and non-assessable and free from all taxes, liens, and charges with respect to the issuance thereof.

D.

Authorized Shares.  At all times that any Notes are outstanding, the Company shall have authorized and shall have reserved for the purpose of issuance upon conversion into Common Stock of the Notes, a sufficient number of shares of Common Stock to provide for the conversion of all outstanding Notes at the then effective Conversion Price (the “Required Reserve Amount”).  Without limiting the generality of the foregoing, if, at any time, the Conversion Price is decreased, the number of shares of Common Stock authorized and reserved for issuance upon the conversion of all outstanding Notes shall be proportionately increased.  It is acknowledged by the Payee that (i) the Company will not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve the Required Reserve Amount as of the Issue Date and (ii) the Company will be required to obtain the Stockholder Approval to approve an amendment to its certificate of incorporation to increase its authorized Common Stock.

E.

Anti-Dilution Provisions.  The Conversion Price in effect at any time and the number and kind of securities issuable upon the conversion of the Notes shall be subject to adjustment from time to time upon the happening of certain events as follows:

(i)

In case the Company shall hereafter (i) declare a dividend or make a distribution on its outstanding shares of Common Stock in shares of Common Stock, (ii) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be adjusted so that it shall equal the price determined by multiplying the Conversion Price by a fraction, the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such action, and the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such action.  Such adjustment shall be made successively whenever any event listed above shall occur.

(ii)

In case the Company shall fix a record date for the issuance of rights or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price (the “Subscription Price”) (or having a conversion price per share) less than the current market price on such record date (as defined in Subsection (viii) below), the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of such issuance by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding on the record date mentioned below and the number of additional shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered (or the aggregate conversion price of the convertible securities so offered) would purchase at such current market price per share (as defined in Subsection (viii) below) of the Common Stock, and the denominator of which shall be the sum of the number of shares of Common Stock outstanding on such record date and the number of additional shares of Common Stock offered for subscription or purchase (or into which the convertible securities so offered are convertible).

(iii)

In case the Company shall hereafter distribute to the holders of its Common Stock evidences of its indebtedness or assets (excluding cash dividends or distributions and dividends or distributions referred to in Subsection (i) above), then in each such case the Conversion Price in effect thereafter shall be determined by multiplying the Conversion Price in effect immediately prior thereto by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding multiplied by the current market price (as defined in Subsection (viii) below) per share of Common Stock, less the fair market value (as determined by the Board of Directors) of said assets or evidences of indebtedness so distributed or of such rights or warrants, and the denominator of which shall be the total number of shares of Common Stock outstanding multiplied by such current market price per share of Common Stock. Such adjustment shall be made successively whenever such a record date is fixed.  Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution.

(iv)

In case the Company shall hereafter issue shares of its Common Stock (excluding shares issued (a) in any of the transactions described in Subsection (i) above, (b) upon exercise of options, warrants, convertible securities and convertible debentures outstanding as of the Closing (as defined in the Securities Purchase Agreement) of the Private Placement, (c) upon exercise of  warrants or  convertible securities issued in connection with the  Private Placement or the transactions contemplated thereby (the “Issued Securities”), including, without limitation, pursuant to any subsequent adjustment in any of such Issued Securities or any securities issued in respect thereof, (d) upon exercise of options or the issuance or vesting of equity awards granted to employees, officers, directors or consultants of the Company pursuant to contracts or plans approved by the Board of Directors, (e) to a strategic partner as determined by the Board of Directors, (f) in payment of a dividend payable in Common Stock other than as set forth in Subsection (i) above, or (g) pursuant to an acquisition transaction approved by the Board of Directors),  at a price (the “Offering Price”) (or having a conversion price per share) less than the current market price on such record date (as defined in Subsection (viii) below), the Conversion Price shall be adjusted immediately thereafter so that it shall equal the price determined by multiplying the Conversion Price in effect immediately prior thereto by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares and the number of shares of Common Stock which the aggregate consideration received for  the issuance of such additional shares would purchase at such current market price per share of Common Stock, and the denominator of which shall be the number of shares of Common Stock outstanding immediately after the issuance of such additional shares.  Such adjustment shall be made successively whenever such an issuance is made.

(v)

In case the Company shall hereafter issue any securities convertible into or exchangeable for its Common Stock (excluding securities issued in transactions described in Subsections (ii), (iii) and (iv)(a) though (g) above) for a consideration per share of Common Stock (the “Exchange Price”) initially deliverable upon conversion or exchange of such securities (determined as provided in Subsection (vii) below) less than the current market price on the date of such issuance (as defined in Subsection (viii) below), the Conversion Price shall be adjusted immediately thereafter so that it shall equal the price determined by multiplying the Conversion Price in effect immediately prior thereto by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to the issuance of such securities and the number of shares of Common Stock which the aggregate consideration received for such securities would purchase at such current market price per share of Common Stock, and the denominator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to such issuance and the maximum number of shares of Common Stock of the Company deliverable upon conversion of or in exchange for such securities at the initial conversion or exchange price or rate.  Such adjustment shall be made successively whenever such an issuance is made.

(vi)

Whenever the Conversion Price is adjusted pursuant to Subsections (i), (ii), (iii), (iv) or (v) above, the number of Conversion Shares issuable upon conversion of this Note shall simultaneously be adjusted by multiplying the number of Conversion Shares initially issuable upon conversion of this Note by the Conversion Price in effect on the date hereof and dividing the product so obtained by the Conversion Price, as adjusted.

(vii)

For purposes of any computation respecting consideration received pursuant to Subsection (v) above, the following shall apply:

(a)

In the case of the issuance of shares of Common Stock for cash, the consideration shall be the amount of such cash, provided that in no case shall any deduction be made for any commissions, discounts or other expenses incurred by the Company for any underwriting of the issue or otherwise in connection therewith;

(b)

In the case of the issuance of shares of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board of Directors (irrespective of the accounting treatment thereof), whose determination shall be conclusive; and

(c)

In the case of the issuance of securities convertible into or exchangeable for shares of Common Stock, the aggregate consideration received therefor shall be deemed to be the consideration received by the Company for the issuance of such securities plus the additional minimum consideration, if any, to be received by the Company upon the conversion or exchange thereof (the consideration in each case to be determined in the same manner as provided in clauses (a) and (b) of this Subsection (vii)).  Upon the expiration or termination of any such securities convertible into or exchangeable for shares of Common Stock, the Conversion Price shall be automatically readjusted to the Conversion Price that would have been obtained had such convertible or exchangeable securities not been issued.

(viii)

For the purpose of any computation under any Subsection above, the current market price per share of Common Stock at any date shall be determined as follows:

(a)

If the Common Stock is listed on a national securities exchange, the current market price per share of Common Stock at any date shall be  the average of the last reported sales prices of the Common Stock on such exchange for the 15 consecutive trading days before such date, provided that if no such sale is made on a day within such period or no closing sale price is quoted, that day’s market price shall be the average of the closing bid and asked prices for such day on such exchange or system; or

(b)

 If the Common Stock is not so listed, the current market price per share of Common Stock on any date shall be the mean of the last reported bid and asked prices reported by the Over the Counter Bulletin Board or Pink Sheets, LLC, as applicable, for the 15 consecutive trading days before such date; or

(c)

If the Common Stock is not so listed and bid and asked prices are not so reported, the current market price per share of Common Stock on any date shall be an amount determined by the Board of Directors.

(ix)

No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least one cent ($0.01) in such price; provided, however, that any adjustments which by reason of this Subsection (ix) are not required to be made shall be carried forward and taken into account in any subsequent adjustment required to be made hereunder.  All calculations under this Section 4E shall be made to the nearest cent.

(x)

Notwithstanding the other provisions of this Section 4, in the event that within twenty-four (24) months following the Issue Date the Company shall issue securities described under Subsections (ii), (iv) or (v) having a Subscription Price, Offering Price or Exchange Price less than the Conversion Price (whether greater than or less than the current market price (as defined in Subsection (viii) above)), then the Conversion Price shall be immediately reset to equal such lower Subscription Price, Offering Price or Exchange Price.

(xi)

Whenever the Conversion Price is adjusted, as herein provided, the Company shall promptly cause a notice setting forth the adjusted Conversion Price and adjusted number of Conversion Shares issuable upon conversion of each $50,000 in Principal Amount of Notes, and, if requested, information describing the transactions giving rise to such adjustments, to be mailed to Payee at Payee’s last addresses appearing on the records of the Company.

(xii)

In the event that at any time, as a result of an adjustment made pursuant to this Section 4E, the holder of this Note thereafter shall become entitled to receive any securities, other than Common Stock, thereafter the number of such other securities so receivable upon conversion of this Note shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Subsections (i) to (xi), inclusive above.

(xiii)

In case of any reorganization, reclassification or change of the Common Stock (including any such reorganization, reclassification or change in connection with a consolidation or merger in which the Company is the continuing entity), or any consolidation of the Company with, or merger of the Company with or into, any other entity (other than a consolidation or merger in which the Company is the continuing entity), or of any sale of the properties and assets of the Company as, or substantially as, an entirety to any other person or entity, this Note shall thereafter be convertible into the kind and amount of stock or other securities or property receivable upon such reorganization, reclassification, change, consolidation, merger or sale by a holder of the number of shares of Common Stock into which this Note would have been converted prior to such transaction.  The provisions of this subsection (xiii) shall similarly apply to successive reorganizations, reclassifications, changes, consolidations, mergers or sales immediately prior to such reorganization, reclassification, change, consolidation, merger or sale.

5.

Amendments and Waivers.

A.

The provisions of this Note may from time to time be amended, modified or supplemented, if such amendment, modification or supplement is in writing and consented to by the Company and the Required Holders; provided, however, that no such amendment, modification or waiver:

(i)

which would modify this Section 5A, change the definition of “Required Holders”, extend the Maturity Date for more than 120 days, or subject the Holder under each Note to any additional obligations shall be made without the consent of the Holder of each Note, or

(ii)

which would reduce the amount of any payment of principal of or interest on any Principal Amount payable hereunder (or reduce the Principal Amount of or rate of interest payable hereunder) shall be made without the consent of the Holder of each Note so affected.

B.

No failure or delay on the part of the Payee in exercising any power or right under this Note shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right.  No notice to or demand on the Company in any case shall entitle it to any notice or demand in similar or other circumstances.  No waiver or approval by the Payee shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions.  No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

C.

To the extent that the Company makes a payment or payments to the Payee, and such payment or payments or any part thereof are subsequently for any reason invalidated, set aside and/or required to be repaid by the Payee to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made by the Payee or such enforcement or setoff had not occurred.

D.

After any waiver, amendment or supplement under this Section 5 becomes effective, the Company shall mail to the Holders of the Notes a copy thereof.

6.

Miscellaneous.

A.

Parties in Interest. All covenants, agreements and undertakings in this Note binding upon the Company or the Payee shall bind and inure to the benefit of its successors and permitted assigns of the Company and the Payee, respectively, whether so express or not.

B.

Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflicts of laws principles thereof.  Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York shall apply to this Note, and the Company hereby waives any right to stay or dismiss on the basis of forum non conveniens any action or proceeding brought before the courts of the State of New York sitting in New York County or of the United States of America for the Southern District of New York, and hereby submits to the jurisdiction of such courts.

C.

Waiver of Jury Trial. THE PAYEE AND THE COMPANY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS NOTE OR ANY OTHER DOCUMENT OR INSTRUMENT EXECUTED AND DELIVERED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE PAYEE OR THE COMPANY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PAYEE’S PURCHASING THIS NOTE.

IN WITNESS WHEREOF, this Note has been executed and delivered on the date specified above by the duly authorized representative of the Company.

ALFACELL CORPORATION

By:
Name:
Title: